SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

       Date of Report (Date of earliest event reported): March 4, 2003

                           COMMUNITY BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                            (State of Incorporation)

                                    000-16461
                              (Commission File No.)

                                   63-0868361
                             (IRS Employer I.D. No.)

                                68149 Main Street
                           Blountsville, Alabama 35031
               (Address of Principal Executive Office) (Zip code)

        Registrant's telephone number, including area code: 205-429-1000

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Item 5. Other events

                      COMMUNITY BANK, BLOUNTSVILLE, ALABAMA

                         CEASE AND DESIST ORDER SUMMARY

     On March 4, 2003, the Board of Directors of Community Bank (the "Bank"), a wholly owned subsidiary of the Company, and the Federal Deposit Insurance Corporation (the "FDIC") entered into a Stipulation and Consent to the Issuance of an Order to Cease and Desist (the "Consent Agreement"). The Order will become effective 10 days from March 12, 2003, the date of its issuance. The FDIC alleges in the Order to Cease and Desist (the "Order") deficiencies relating to the Board's supervision over active management of the Bank, supervision and control of lending to insiders and accurate maintenance of the Bank's books and records. The FDIC characterizes these deficiencies as unsafe and unsound banking practices. The Board has consented to the Order without admitting or denying those allegations. Pursuant to the Order, the Board of the Bank has agreed to cease and desist from conduct giving rise to the noted deficiencies and to:

(i) develop within 30 days of the effective date of the Order a written plan specifying the responsibilities and lines of authority for the Bank's executive officers and outlining internal controls to ensure compliance with the plan;

(ii) refrain from making, renewing or modifying any loans to current or former officers or directors without prior approval of the FDIC and the Alabama State Banking Department;

(iii)amend the Bank's books and records to reflect the actual value of the Bank's premises and fixed assets; and

(iv) supply a copy of the Order to the Company and provide the Company with a summary of the Order for inclusion in the Company's next shareholder communication.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, in the city of Blountsville, State of Alabama.


                                                      COMMUNITY BANCSHARES, INC.
                                                     ---------------------------
                                                             (Registrant)


Date:  March 14, 2003                      /s/ Kerri C. Kinney
    -----------------------              ---------------------------------------
                                      BY:  Kerri C. Kinney
                                      ITS: Chief Financial Officer